					Underwriter					Aggregate
					from Whom		Principal Amount of	Amount		Purchase
FUND/PORTFOLIO NAME	Purchase Date	Purchased		Purchase by Adviser	of Offering	Price


AXA Premier VIP Core 	01/03/02	Lehman Brothers Inc.	104,574,000		994,850,000	99.485
Bond (BlackRock Sleeve)	01/09/02	Goldman Sachs & Co.	104,425,150.60		1,494,660,000	99.644
			03/11/02	Bank of America 	14,889,900		397,064,000	99.266
					Securities LLC
AXA Premier VIP 	01/03/02	Goldman Sachs		800,000			2,750,000,000	100.000
Core Bond (PIMCO Sleeve)

			02/15/02	Bank of America		97,700,000		500,000,000	100.000
			03/08/02	UBS Warburg		36,500,000		2,000,000,000	99.443
			03/25/02	CSFB			37,800,000		500,000,000	98.762
			03/27/02	Bank of America		8,575,000		250,000,000	100.000	3

			03/27/02	Morgan Stanley		70,810,000		1,000,000,000	99.903
			04/11/02	Lehman Brothers		200,000			800,000,000	99.483


AXA Premier VIP  	01/31/02	Morgan Stanley, 	21,028,000		980,000,000	28.000
Large Cap Value 			Dean Witter,
(Alliance Sleeve)			Credit Suisse First Boston,
					Merrill Lynch,
					Lehman Brothers,
					UBS Warburg and Jeffries & Co.

			Commission
			Spread or
FUND/PORTFOLIO NAME	Profit				SECURITY				AFFILIATED UNDERWRITER


AXA Premier VIP Core  	0.2500%				Lehman Brothers Holdings, Inc.		Dresdner Kleinwort Wasserstein
Bond (BlackRock Sleeve)	0.4250%				Daimler Chrysler NA Holding Corp.	Deutsche Bank AG
			0.6500%				Equity Residential Properties Trust	PNC Capital Markets

AXA Premier VIP Core 	148 BP vs. T 5 08/05/11		Goldman Sachs Group			Deutsche Bank AG London
Bond (PIMCO Sleeve)										Credit Lyonnais
												Hypoveriensbank
			387.5 BP vs. T 4 7/8 02/12	Dynegy Holdings, Inc.			Credit Lyonnais
			307.0 BP vs. T 5.375 02/31	Sprint Captial Corp., 144a		Deutsche Banc Alex Brown, Inc.
			167 BP vs. T 5.375 02/31	Verizon New York, Inc.			Deutsche Banc Alex Brown, Inc.
			342.0 BP vs. T 4.875 02/12	Boyd Gaming Corp. NT 144a		Deutsche Banc Alex Brown, Inc.
			Credit Lyonnais
			153 BP vs. T 5.375 02/31	Morgan Stanley Dean Witter Global NT	Credit Lyonnais
			gross fee 7.50			Starwood Hotels & Resorts		Credit Lyonnais


AXA Premier VIP Large 	4.75%   $1.33/share		Loews Corp., Carolina Group		Sanford C. Bernstein
Cap Value (Alliance Sleeve)
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